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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                          __________________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report(Date of earliest event reported):   September 30, 1999
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                              Telesciences, Inc.
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-22601               51-0356153
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(State or Other Jurisdiction         (Commission            (IRS Employer
      of Incorporation)              File Number)        Identification No.)


4000 Midlantic Drive, Mt. Laurel, NJ                                 08054
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:  (856) 866-1000
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Item 1.   Changes in Control of Registrant
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          (a)  On September 30, 1999, the Registrant purchased all 3,476,900 shares of its Common Stock, $0.01 par value, held by Securicor Communications Limited ("SCL"), a subsidiary of Securicor plc. In exchange for the shares of Common Stock, the Registrant issued to SCL an equal number of shares of its Series A Preferred Stock, $0.01 par value.

          The Series A Preferred Stock is non-voting, non-participating and non-dividend bearing. The redemption price and preference amount of the Series A Preferred Stock is to be fixed generally at half of the amount per share paid to holders of the Common Stock in the event that there is a strategic transaction involving the Registrant by December 31, 2000, but not less than 25 cents per share. Either the Registrant or SCL can compel redemption upon the earlier of a strategic transaction involving the Registrant or December 31, 2000.

          The purchase was made pursuant to an Exchange Agreement dated September 30, 1999 by and among the Registrant, SCL and Security Services plc ("Services"), a subsidiary of Securicor plc (the "Exchange Agreement").
Services also agreed in the Exchange Agreement to extend its $3,000,000 letter of credit currently supporting the Registrant's Silicon Valley Bank credit facility from December 31, 1999 until December 31, 2000 or the completion of a strategic transaction involving the Registrant, whichever is earlier. Services has the right to reduce the amount of the letter of credit to $2,000,000 at June 30, 2000. SCL also granted a proxy to vote at the Registrant's Special Meeting of Stockholders scheduled for October 14, 1999 in favor of the Registrant's pending proposal to amend its Certificate of Incorporation to effect a one-for-four reverse split of its Common Stock.

          Because SCL held 45.4% of the Registrant's Common Stock prior to the purchase by the Registrant pursuant to the Exchange Agreement, a change of control of the Registrant may be deemed to have occurred. However, no admission is made hereby that a change of control of the Registrant has occurred. There has been no change in the composition of the Registrant's Board of Directors and no rights to elect directors have been granted, terminated or modified.

          A copy of the Exchange Agreement (including as an exhibit thereto the Certificate of Designation which establishes
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the terms of the Series A Preferred Stock) and a press release issued by the
Registrant in connection with the exchange are filed herewith as Exhibits 99.1 and 99.2.

          (b) There are no arrangements relating to the above-described transactions which may at a subsequent date result in a change of control of the Registrant.

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                                  Signatures
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             TELESCIENCES, INC.


Dated:  October 13, 1999                     By: /s/ Andrew P. Maunder
                                                ---------------------------
                                                Andrew P. Maunder
                                                President
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                                 Exhibit Index
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The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.                 Item
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99.1                Exchange Agreement, dated September 30, 1999, by and among the Registrant, SCL and Securicor plc (including as an exhibit thereto the Certificate of Designation which establishes the terms of the Series A Preferred Stock).

99.2                Press Release, dated September 30, 1999.